UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  FORM 8-K
                               CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 31, 2004


                            PETMED EXPRESS, INC.
                            --------------------
             (Exact name of registrant as specified in its charter)

                       Commission file number 000-28827
                                              ---------

          FLORIDA                          65-0680967
          -------                          ----------
  (State or other jurisdiction            (IRS Employer
of incorporation or organization)	Identification No.)


    1441 S.W. 29th Avenue, Pompano Beach, Florida       33069
    ----------------------------------------------      -----
      (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (954) 979-5995
                                                    --------------

                             Not Applicable
                             --------------
      (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act




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Item 8.01 Other Events

On August 24, 2004 three additional shareholder class action lawsuits were filed in the United States District Court for the Southern District of Florida against PetMed Express, Inc. (the "Company") and certain of the Company's officers and directors for alleged violations of the federal securities laws.

Two of the class action shareholder complaints contain substantive allegations identical to the complaint filed on August 17, 2004. These complaints allege violations of the anti-fraud provision contained in Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5, thereunder and assert violations of Section 20(a) of that act against the individual defendants as controlling persons. The actions purport to be brought on behalf of purchasers of the Company's common stock between June 18, 2003 and July 26, 2004, and the complaints generally allege that the defendants made false or misleading statements concerning the Company's business, prospects, and operations and failed to disclose, among other things, (1) that the Company's business depends on veterinarians, who are the Company's competitors, to authorize prescriptions, (2) that the Company's business model, which, in part, requires veterinarians to authorize prescriptions, caused veterinarians to incur certain costs and burdens, which were shifted from the Company to the veterinarians, (3) the existence of an increase in veterinarian refusals to comply with Company requests for prescription authorization, (4) the Company's inability to guarantee the quality of, and maintain control over, pet medications and the negative impact this was having on veterinarian willingness to authorize prescriptions, and (5) that the foregoing allegations were adversely impacting the Company. The complaints also allege that the individual defendants were motivated to engage in the alleged violations so that they could effect sales of their shares of the Company's common stock at artificially inflated prices. The plaintiffs seek unspecified monetary damages. The Company is reviewing and evaluating the allegations, but at this juncture intends to defend vigorously against the allegations of wrongdoing.

The third class action shareholder complaint also alleges violations of the anti-fraud provision contained in Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and asserts violations of Section 20(a) of that act against the Company and the individual defendants as controlling persons.
The action has purportedly been brought on behalf of purchasers of the Company's common stock between June 16, 2003 and July 26, 2004 and generally alleges that the defendants made false or misleading statements concerning the Company's business, prospects and operations and failed to disclose, among other things, (1) that the Company diverted costs to veterinarians which would ultimately cost the Company decreased sales in future periods, and (2) that the defendants risked the quality, safety, or efficacy of the Company's drugs, resulting in veterinarians declining to refill prescriptions through the Company, which would ultimately cost the Company decreased revenue. The complaint also alleges that the individual defendants were motivated to engage in the alleged violations to obtain financing for the Company and so that they could effect sales of their shares of the Company's common stock at artificially inflated prices. The plaintiff seeks unspecified monetary damages. The Company is reviewing and evaluating the allegations, but at this juncture intends to defend vigorously against the allegations of wrongdoing.




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                                 SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PETMED EXPRESS, INC.
(The "Registrant")

Date: August 31, 2004

By: /s/  Menderes Akdag
    ------------------------------
    Menderes Akdag

    Chief Executive Officer
    (principal executive officer)

By: /s/  Bruce S. Rosenbloom
   ------------------------------
   Bruce S. Rosenbloom

   Chief Financial Officer
   (principal financial and accounting officer)




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